                                                                    EXHIBIT 25-a
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                                    Form T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                               ----------------

   Check if an Application to Determine Eligibility of a Trustee Pursuant to
                             Section 305(b)(2) [_]

                                  Regions Bank
              (Exact name of trustee as specified in its charter)

   Alabama State Banking Corporation                   63-0371391
                                          (I.R.S. employer identification no.)
   (Jurisdiction of incorporation or
  organization if not a U.S. national
                 bank)

   417 North 20th Street Birmingham,
                Alabama

                                                         35203
                                                       (Zip Code)
    (Address of principal executive
                offices)

                                Roy D. Birdwell
                                  Regions Bank
                             417 North 20th Street
                           Birmingham, Alabama 35203
                                 (205) 326-7227
           (Name, address and telephone number of agent for service)

                               ----------------

                       BellSouth Telecommunications, Inc.
              (Exact name of obligor as specified in its charter)

                Georgia                                58-0436120
                                          (I.R.S. employer identification no.)
    (State or other jurisdiction of
     incorporation or organization)

 675 West Peachtree St., N.E. Atlanta,
                Georgia

                                                         30375
                                                       (Zip Code)
    (Address of principal executive
                offices)

                               ----------------

                                Debt Securities
                      (Title of the indenture securities)

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

                                    GENERAL

Item 1. General Information.

  (a)Name and address of each examining or supervising authority to which it is subject.

    Federal Deposit Insurance Corporation, Washington, D.C.
    Alabama State Banking Department, Montgomery, AL.

  (b)Whether it is authorized to exercise corporate trust powers.

    Yes.

Item 2. Affiliations with the Obligor.

  None.

Item 3. Voting Securities of the Trustee.

  Not Applicable.

Item 4. Trusteeships under Other Indentures.

  Not applicable.

Item 5. Interlocking Directorates and Similar Relationships with the Obligor or Underwriters.

  Not applicable.

Item 6. Voting Securities of the Trustee Owned by the Obligor or its Officials.

  Not applicable.

Item 7. Voting Securities of the Trustee Owned by Underwriters or their
Officials.

  Not applicable.

Item 8. Securities of the Obligor Owned or Held by the Trustee.

  Not applicable.

Item 9. Securities of Underwriters Owned or Held by the Trustee.

  Not applicable.

Item 10. Ownership or Holdings by the Trustee of Voting Securities of Certain Affiliates or Security Holders of the Obligor.

  Not applicable.

Item 11. Ownership or Holdings by the Trustee of any Securities of a Person Owning 50 Percent or More of the Voting Securities of the Obligor.

  Not applicable.

Item 12. Indebtedness of the Obligor to the Trustee.

  Not applicable.

Item 13. Defaults by the Obligor.

  (a)Whether there is or has been a default with respect to the securities under this indenture.

    There is not and has not been any such default.

  (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series.

    There has not been any such default.

Item 14. Affiliations with the Underwriters.

  Not applicable.

Item 15. Foreign Trustee.

  Not applicable.

Item 16. List of Exhibits.

  The additional exhibits listed below are filed herewith: exhibits, if any, identified in parentheses are on file with the Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939, as amended, and Rule 24 of the Commission's Rules of Practice.

 Exhibit
 Number
 -------
   1     a.  Restated Articles of Incorporation of the Trustees as now in
             effect. (Exhibit 1 to Form T-1, Registration No. 22-21909).
         b.  Articles of Amendment to Restated Articles of Incorporation of
             First Alabama Bank.
   2     --Not applicable.
   3     --Authorization of the Trustee to exercise corporate trust powers.
          (Exhibit 3 to Form T-1, Registration No. 22-21909).
   4     --Bylaws of the Trustee. (Exhibit 4 to Form T-1, Registration No. 33-
          60351).
   5     --Not applicable.
   6     --Consent of the Trustee required by Section 321(b) of the Trust
          Indenture Act of 1939, as amended.
   7     --Latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority as of the close of business on December 31, 1998.
   8     --Not applicable.
   9     --Not applicable.

                                   SIGNATURE

  Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, Regions Bank, an Alabama banking corporation, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Birmingham and the State of Alabama, on the 4th day of May, 1999.

                                          Regions Bank

                                             /s/ Roy D. Birdwell
                                          By __________________________________
                                                      Roy D. Birdwell
                                                  Senior Vice President--
                                                  Corporate Trust Manager

                                  EXHIBIT 1(b)

                 ARTICLES OF AMENDMENT TO RESTATED ARTICLES OF
                      INCORPORATION OF FIRST ALABAMA BANK

                ----------------------------------------------

  In accordance with the provisions of Alabama Code (S)(S) 10-2B-1.20, 10-2B-1.23, 10-2B-10.01, 10-2B-10.03, and 10-2B-10.06 (Repl. Vol. 1994), First
Alabama Bank, a corporation organized and existing under the laws of the state of Alabama (the "Bank"), hereby files these Articles of Amendment to its Restated Articles of Incorporation, which shall be effective as of 12:01 a.m. on Tuesday, November 12, 1996, and certifies as follows:

  (1) The name of the Bank is First Alabama Bank.

  (2) In accordance with the procedures described in (4) below, the Restated Articles of Incorporation of the Bank are hereby amended as follows:

  The first article of the Bank's Restated Articles of Incorporation is hereby deleted and the following first article is hereby substituted in lieu thereof:

    FIRST. The name of this Corporation shall be Regions Bank.

  (3) The issued shares of capital stock of the Bank will not be exchanged, reclassified, or canceled by reason of the amendment described above.

  (4) The above amendment to the Bank's Restated Articles of Incorporation has been duly adopted in accordance with the provisions of Alabama Code (S) 10-2B-
10.03 (Repl. Vol. 1994) as follows:

  A. At its meeting on September 17, 1996, the Board of Directors of the Bank adopted resolutions setting forth the amendment set forth in (2) above, declaring the advisability of and recommending the amendment to the shareholders, and directing that the amendment proposed be considered at a special meeting of the shareholders called for October 22, 1996 at 1:00 p.m.

  B. Prior to such special meeting of shareholders, Regions Financial Corporation, a Delaware corporation, the holder of all of the issued and outstanding capital stock of the Bank, through its authorized officers and agents, waived notice of the time, place and purpose of the special meeting of shareholders and approved the foregoing amendment, pursuant to Alabama Code
(S)(S)10-2B-7.04 and 10-2B-7.06 (Repl. Vol. 1994).

  C. The shares entitled to be voted on the foregoing amendment consisted solely of 20,000 shares of common stock, par value $5.00 per share, with each share entitled to one vote. The number of shares voted in favor of the foregoing amendment was 20,000, and the number of shares voted against was zero.

  D. Thereafter the Chairman of the Board of Directors and the Secretary of the Bank caused these Articles of Amendment to be prepared and have executed the same in accordance with the provisions of Alabama Code (S)10-2B-1.20 (Repl. Vol. 1994).

                         SIGNATURES ON FOLLOWING PAGE.

  IN WITNESS WHEREOF, First Alabama Bank has caused these Articles of Amendment to be signed by J. Stanley Mackin, as its Chairman, and Samuel E. Upchurch, Jr., as its Secretary, on this 17th day of September, 1996.

ATTEST:                                          FIRST ALABAMA BANK
By:                                              By:
   /s/ Samuel E. Upchurch, Jr.                    /s/ J. Stanley Mackin
  ----------------------------                   ----------------------
  Samuel E. Upchurch, Jr.                        J. Stanley Mackin
  As its Secretary                               As its Chairman

                                   EXHIBIT 6

                                                                       EXHIBIT 6

                               CONSENT OF TRUSTEE

  Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the proposed issue of Debt Securities by BellSouth Telecommunications, Inc., we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                          Regions Bank

                                          By /s/ Roy D. Birdwell
                                             ------------------------------
                                                Roy D. Birdwell Senior Vice
                                                        President--
                                                  Corporate Trust Manager

Dated: May 4, 1999

                                   EXHIBIT 7

Regions Ban_______________________________________________________ST-BK:k01-0310
P.O. Box 10247                                                        FFIEC: 031
Birmingham, AL 35202                                                 CERT: 12368
Call Date: 12/31/1998

            CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL AND STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31, 1998

   All schedules are to be reported in thousands of dollars. Unless otherwise indicated,
   report the amount outstanding as of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                              (Dollar Amounts
                                                               in Thousands)
                           ASSETS
                                                               RCFD
                                                              -----
 1. Cash and balances due from depository institutions (from
 Schedule RC-A):
  a. Noninterest-bearing balances and currency and coin(1)...  0081  2,676,984
  b. Interest-bearing balances(2)............................  0071    113,485
 2. Securities:
  a. Held-to-maturity securities (from Schedule RC-B, column
   A)........................................................  1754  2,963,146
  b. Available-for-sale securities (from Schedule RC-B, col-
   umn D)....................................................  1773  4,590,473
 3. Federal funds sold and securities purchased under agree-
   ments to resell...........................................  1350    763,034
 4. Loans and lease financing receivables:
  a. Loans and leases, net of unearned income     RCFD
                                                  ----
   (from Schedule RC-C).......................... 2122 24,432,460
  b. LESS: Allowance for loan and lease losses... 3123    297,236
  c. LESS: Allocated transfer risk reserve....... 3128          0
  d. Loans and leases, net of unearned income, allowance, and reserve
    (item 4.a minus 4.b and 4.c).............................  2125 24,135,224
 5. Trading assets (from Schedule RC-D)......................  3545     49,387
 6. Premises and fixed assets (including capitalized leases).  2145    484,946
 7. Other real estate owned (from Schedule RC-M).............  2150     16,449
 8. Investments in unconsolidated subsidiaries and associated companies (from
   Schedule RC-M)............................................  2130     56,990
 9. Customers' liability to this bank on acceptances
 outstanding.................................................  2155     57,046
10. Intangible assets (from Schedule RC-M)...................  2143    307,598
11. Other assets (from Schedule RC-F)........................  2160    913,461
12. Total assets (sum of items 1 through 11).................  2170 37,128,223

--------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

                                                                (Dollar Amounts
                                                                 in Thousands)
                          LIABILITIES
                                                                RCON
                                                                ----
13. Deposits:
  a. In domestic offices (sum of totals of columns A and C from
    Schedule RC-E, part I)..................................... 2200 27,757,941

                                                                RCON
                                                                ----
   (1) Noninterest-bearing(1).................................. 6631  4,783,362
   (2) Interest-bearing........................................ 6636 22,974,579

                                                               RCFN
                                                               ----
  b. In foreign offices, Edge and Agreement subsidiaries, and
    IBFs (from Schedule RC-E, part II)........................ 2200   1,219,713

                                                               RCFN
                                                               ----
   (1) Noninterest-bearing.................................... 6631         0
   (2) Interest-bearing....................................... 6636 1,219,713

                                                                RCFD
                                                                ----
14. Federal funds purchased and securities sold under agree-
    ments to repurchase....................................... 2800  1,993,279

                                                               RCON
                                                               ----
15.  a. Demand notes issued to the U.S. Treasury.............. 2840     15,988

                                                               RCFD
                                                               ----
  b. Trading liabilities (from Schedule RC-D)................. 3548      1,711
16. Other borrowed money (includes mortgage indebtedness and obligations under
   capitalized leases):
  a. With a remaining maturity of one year or less............ 2332    249,916
  b. With a remaining maturity of more than one year through
    three years............................................... A547    178,066
  c. With a remaining maturity of more than three years....... A548  2,422,782
17. Not applicable.
18. Bank's liability on acceptances executed and outstanding.. 2920     57,046
19. Subordinated notes and debentures (2)..................... 3200          0
20. Other liabilities (from Schedule RC-G).................... 2930    480,272
21. Total liabilities (sum of items 13 through 20)............ 2948 34,376,714
22. Not applicable.

                        EQUITY CAPITAL
                                                               RCFD
                                                               ----
23. Perpetual preferred stock and related surplus............. 3838          0
24. Common stock.............................................. 3230        103
25. Surplus (exclude all surplus related to preferred stock).. 3839    890,796
26.  a. Undivided profits and capital reserves................ 3632  1,838,299
  b. Net unrealized holding gains (losses) on available-for-
    sale securities........................................... 8434     22,311
27. Cumulative foreign currency translation adjustments....... 3284          0
28. Total equity capital (sum of items 23 through 27)......... 3210  2,751,509
29. Total liabilities and equity capital (sum of items 21 and
   28)........................................................ 3300 37,128,223

--------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited-life preferred stock and related surplus.

                                                                     RCFD Number
                                                                     ---- ------
                                  MEMORANDUM
To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 1997..............................................  6724  N/A

--------

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4 = Directors' examination of the bank performed by other external auditors
   (may be required by state chartering authority)

5 = Review of the bank's financial statements by external auditors

6 = Compilation of the bank's financial statements by external auditors

7 = Other audit procedures (excluding tax preparation work)

8 = No external audit work